EXHIBIT 23.1





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement No. 33-58912 of Home Federal Bancorp on Form S-8 of our report dated May 26, 2004, appearing in this Annual Report on Form 11-K of Home Federal Bancorp Employees' Savings and Profit Sharing Plan and Trust for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP

Indianapolis, Indiana
June 25, 2004